UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    November 21, 2005

                           BIOPHAN TECHNOLOGIES, INC.
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)

          Nevada                     0-26057                   82-0507874
----------------------------    -------------------     ------------------------
(State or other jurisdiction    (Commission file No)       (I.R.S. Employer
     of Incorporation)                                    Identification Number)

                       150 Lucius Gordon Drive, Suite 215
                            West Henrietta, New York
                    (Address of principal executive offices)
                                      14586
                                   (Zip code)
                                 (585) 214-2441
                         (Registrant's telephone number)

Item 7.01 Regulation FD Disclosure

On November 21, 2005, we issued a press release announcing that CEO Michael Weiner addressed a group of Swiss investors at a meeting in Tagerwilen, Switzerland, in which he provided an overview of the Company's technologies and strategic initiatives, as well as a five-year outlook for potential Company revenues from licensing of its proprietary biomedical technologies and product sales. The release also clarifies that the potential revenues cited in the Current Report on Form 8-K dated November 18, 2005 refer to annual revenues. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Certain statements included in this press release may constitute forward-looking statements within the meaning of applicable securities laws. These statements reflect what Biophan anticipates, expects, or believes may happen in the future. Biophan's actual results could differ materially from the outcome or circumstance expressed or implied by such forward-looking statements as a result of a variety of factors including, but not limited to: Biophan's ability to develop its technologies; the approval of Biophan's patent applications; the successful implementation of Biophan's research and development programs; the ability of Biophan to demonstrate the effectiveness of its technology; the acceptance by the market of Biophan's technology and products incorporating such technology, the ability of Biophan to effectively negotiate and enter into contracts with medical device manufacturers for the licensing of Biophan's technology; competition; the ability of Biophan to raise capital to fund its operating and research and development activities until it generates revenues sufficient to do so; and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in Biophan's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Biophan's periodic filings with the SEC which are incorporated herein by reference. The forward-looking statements contained herein are made only as of the date of this press release, and Biophan undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Number            Exhibit
------            -------

99.1 Press Release dated November 21, 2005: Biophan Provides Revenue Outlook at Meeting with Swiss Investors Company, Discusses Technologies, Strategic Initiatives, and Potential Annual Revenues

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   BIOPHAN TECHNOLOGIES, INC.
                                                   --------------------------
                                                         (Registrant)

Date    November 21, 2005
    ----------------------
                                                   --------------------------
                                                          (Signature)

                                                   Robert J. Wood
                                                   CFO, Treasurer, Secretary
                                                   (Principal Financial Officer)


                                                                    Exhibit 99.1

News Release

        Biophan Provides Revenue Outlook at Meeting with Swiss Investors

             Company Discusses Technologies, Strategic Initiatives,
                          and Potential Annual Revenues

ROCHESTER, N.Y.--November 21, 2005--Biophan Technologies, Inc. (OTCBB: BIPH;
FWB: BTN), a developer of next-generation medical technology, today announced that CEO Michael Weiner addressed a group of Swiss investors at a meeting in Tagerwilen, Switzerland, in which he provided an overview of the Company's technologies and strategic initiatives, as well as a five-year outlook for potential Company revenues from licensing of its proprietary biomedical technologies and product sales.

Mr. Weiner discussed Biophan's portfolio of technologies for magnetic resonance image compatibility of medical devices such as stents, vena cava filters, and interventional devices. If successfully developed and accepted in the marketplace, these technologies have the potential to generate annual licensing revenues totaling $100 million or more within approximately five years, primarily from royalty payments, he said. In addition, he indicated that licensing revenues related to MRI safety for implantable medical devices, including pacemakers, implantable cardioverter defibrillators (ICDs), and neurostimulators have the potential to reach $40 million per annum within the same five-year time frame. As with any revenue forecast, these projections are subject to various factors, and there are no assurances that the Company will successfully commercialize all of these technologies or achieve these estimated revenue levels.

In addition to these licensing-related forecasts, the Company also announced potential product sales revenues related to the MYO-VAD cardiac assist device of up to $100 million per year within the same approximate five-year period. He added that these projections are dependent upon various factors including FDA approval of the product line currently in development. As previously announced, Biophan executed a letter of intent to acquire a minority interest in MYOTECH, LLC, the developer of the MYO-VAD device, with rights to acquire a majority interest in exchange for funding the development.

In subsequent years, additional growth is expected. The Company provided no additional specific guidance; however, the Company did indicate that it anticipates that the MYO-VAD product has the potential to achieve significant market share in the multibillion dollar ventricular assist device market.

"Biophan is very excited by the potential that the MYO-VAD technology adds to our portfolio of products," said Mr. Weiner. "We anticipate closing a deal with a distribution partner for the MYO-VAD within 24 months, and that the partner will bear costs related to clinical trials, marketing, and distribution."

"Although we cannot make any definitive statements or guarantees of any kind regarding Biophan's forward-looking revenue potential, we are excited by both the medical and market potential that the MYO-VAD technology represents. It is an important addition to our portfolio of biomedical innovations for improved cardiac care and for enhanced MRI safety and image compatibility."

In addition to the established technologies for which Biophan announced these forecasts, Biophan also continues development of a long-term product pipeline of technologies such as a novel biothermal power supply and controlled drug delivery methods. The Company is jointly developing the biothermal power source with NASA's Ames Research Center. The power supply is designed to generate power from a patient's natural body heat, and to replace and/or augment traditional batteries in implanted devices.

The Company is also working to adapt its nanomagnetic particle technology to produce novel MRI contrast agents and controlled drug delivery materials. These technologies are still in early development stages, and no forecasts have been provided related to their commercialization.

Over fifty investors, invited by Capital Management AG, attended the meeting, including major banks, institutional fund managers, individual investors, and Capital Management personnel. The meeting was held at Capital Management's headquarters in Tagerwilen, Switzerland. Biophan is one of the stocks listed in Capital Management's "Aktientipps" portfolio, http://www.capital-management.ch/aktien.html. For more information on Capital Management AG, please visit http://www.capital-management.ch.

The presentation was given by Michael Weiner, CEO of Biophan, and Dr. Andreas Melzer, Chief Technology Officer of Biophan Europe. Dr. Melzer presented updated information on the MRI safe and/or image compatible heart valve, stent, vena cava filter, and implantation catheter, and an overview of the medical benefits of procedures performed under MRI vs. under X-Ray. The presentations were given in both English and German.

Mr. Weiner's presentation can be viewed at http://www.biophan.com/presentations.php#recent.

About Biophan Technologies

Biophan develops and markets a broad spectrum of next-generation technologies and products with commercial applications in a variety of multibillion-dollar healthcare market segments. Committed to growth through innovation and developmental leadership, Biophan and its licensors now hold a total of 156 U.S. patents, licenses, and applications. This extensive intellectual property portfolio includes nanotechnology-based and other approaches to create enhancements for several medical products. Biophan's technology portfolio includes solutions developed to enable implanted medical systems such as pacemakers, interventional surgical devices such as catheters and guidewires, and implants such as stents to be safely and effectively imaged by Magnetic Resonance Imaging (MRI) systems. Biophan is developing these same technologies to enable new MRI contrast agents. Other applications include drug delivery and power systems which derive energy from body heat. Biophan's intellectual property portfolio now includes 42 issued U.S. patents, 8 recently-allowed applications that will issue as patents in the near future, and 106 pending applications at various stages of examination at the U.S. Patent and Trademark Office, plus international applications. The patents cover areas including nanotechnology, medical device designs, radio frequency filters, thermoelectric materials and optical catheter technologies. Biophan has joint development and licensing agreements with Boston Scientific and NASA's Ames Center for Nanotechnology. Biophan's goal is to make all biomedical devices capable of safely and effectively working with MRI, and to deliver other technologies which will improve the delivery of healthcare. Biophan is also listed on the Frankfurt Stock Exchange under the ticker symbol "BTN." For more information, please visit www.biophan.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements included in this press release may constitute forward-looking statements within the meaning of applicable securities laws. These statements reflect what Biophan anticipates, expects, or believes may happen in the future. Biophan's actual results could differ materially from the outcome or circumstance expressed or implied by such forward-looking statements as a result of a variety of factors including, but not limited to: Biophan's ability to develop its technologies; the approval of Biophan's patent applications; the successful implementation of Biophan's research and development programs; the ability of Biophan to demonstrate the effectiveness of its technology; the acceptance by the market of Biophan's technology and products incorporating such technology, the ability of Biophan to effectively negotiate and enter into contracts with medical device manufacturers for the licensing of Biophan's technology; competition; the ability of Biophan to raise capital to fund its operating and research and development activities until it generates revenues sufficient to do so; and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in Biophan's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Biophan's periodic filings with the SEC which are incorporated herein by reference. The forward-looking statements contained herein are made only as of the date of this press release, and Biophan undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Biophan Technologies, Inc.
Carolyn Hotchkiss, 585-214-2407
or
Press Interviews:
Jennifer Gould, 212-843-8037